Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into effective as of April 2, 2025 (the “Amendment Effective Date”), by and between Intapp, Inc., a Delaware corporation (the “Company”), and David Morton (the “Executive”) (the Company and the Executive collectively referred to as the “Parties” or individually referred to as a “Party”).

WHEREAS, the Company and Executive entered into an Employment Agreement (the “Agreement”) dated as of July 11, 2023, and

WHEREAS, the Parties desire to amend Exhibit A to the Agreement in the manner reflected herein.

NOW THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.
Amendment. The Agreement is hereby amended as follows:

(a) Exhibit A to the Agreement is hereby deleted.

(b) Exhibit 1 to this Amendment is hereby substituted as Exhibit A to the Agreement.

(c) All other terms and provisions of the Agreement shall remain in full force and effect. From and after the date of this Amendment, all references to the term “Agreement” in this Amendment or the original Agreement shall include the terms contained in this Amendment.

2. Counterparts. This Amendment may be executed by either of the Parties in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its officer pursuant to the authority of its Board, and the Executive has executed this Agreement, as of the day and year first written above.

INTAPP, INC.
By:	/s/ Steven Todd
Name: Steven Todd Title: SVP

EXECUTIVE
By:	/s/ David Morton
Name: David Morton